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                                                                   EXHIBIT 10.14

                           THIRD AMENDMENT TO LEASE
                           ------------------------

     THIS THIRD AMENDMENT TO LEASE ("Amendment") is made and entered into as of the 22ND day of November, 2000, by and between WXI/SAN REALTY, L.L.C., a Delaware limited liability company ("Landlord"), and PLUMTREE SOFTWARE, INC., a California corporation ("Tenant").

                               R E C I T A L S :
                               - - - - - - - -

     A. BPG Sansome, L.L.C., a Delaware limited liability company, as predecessor-in-interest to Landlord, and Tenant entered into that certain Office Lease dated as of April 7, 1999 (the "Lease"), whereby Tenant leased certain office space in the building located at 500 Sansome Street, San Francisco, California. The Original Lease was subsequently amended by that certain First Amendment to Lease dated as of May 31, 2000 ("First Amendment") by and between Landlord and Tenant and by that certain Second Amendment to Lease dated as of September 20, 2000 by and between Landlord and Tenant ("Second Amendment"). The Original Lease as amended by the First Amendment and the Second Amendment, is referred to herein as the "Lease".

     B. By this Amendment, Landlord and Tenant desire to amend the Tenant Work Letter attached to the Second Amendment and to otherwise modify the Lease as provided herein.

     C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                              A G R E E M E N T :
                              - - - - - - - - -

     1.   Tenant Work Letter. Due to the nature and scope of the Improvements
          ------------------
to be installed in the space leased by Tenant on the second (2nd) and third
(3rd) floors of the Building ("Affected Space"), Landlord and Tenant wish to simplify the procedure for completing the Improvements in such Affected Space. For that reason, the following changes to the Tenant Work Letter are hereby made as such Tenant Work Letter relates to the Affected Space only (i.e., the construction of Improvements in the remainder of the space leased by Tenant in the Building will continue to be governed by the terms of the Tenant Work Letter as set forth in the Second Amendment without any change or alteration whatsoever):

          1.1   Retention of Contractor. Section 4.1 of the Tenant Work Letter
                -----------------------
shall not apply with respect to the Affected Space, and instead, Tenant shall be entitled to retain a contractor selected by Tenant and reasonably approved by Landlord to complete the Improvements in the Affected Space ("Contractor"). Tenant shall contract directly with such Contractor. In the event any work to be performed in connection with the Improvements in the Affected Space will affect the Building systems and equipment or the Building structure, Landlord shall have the right to designate the subcontractors to be used by the Contractor in connection with such work. Landlord shall have the right to reasonably approve any other subcontractors performing work in the Affected Space. In addition,
Section 4.2 shall not apply with respect to the Affected Space due to Tenant's direct dealings with the Contractor. Notwithstanding anything to the contrary contained in the Tenant Work Letter, Tenant and the Contractor shall be responsible for obtaining any necessary permits for the Improvements in the Affected Space.

          1.2   Disbursement of Improvement Allowance. Section 4.3.1 of the
                -------------------------------------
Tenant Work Letter shall not apply with respect to the Improvements to be constructed in the Affected Space. In lieu thereof, Landlord will disburse to Tenant, after payment of the Landlord Supervision Fee, a check in an amount equal to the lesser of (i) the actual amount of the



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Construction Costs for the Affected Space and (ii) the remaining balance of the
Improvement Allowance, following the completion of construction of the Improvements in the Affected Space, provided that (a) Tenant delivers to Landlord evidence, reasonably acceptable to Landlord, of the lien-free completion of the Improvements in the Affected Space, (b) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building, (c) the Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Improvements in the Affected Space has been substantially completed in accordance with the Approved Working Drawings (or the approved Final Space Plan if working drawings are not prepared), and (d) Tenant is not then in default under the Lease and there exists no circumstance that with the passage of time, or notice from Landlord, would constitute an Event of Default under the Lease.

              1.3   Insurance and Indemnity for Tenant's Agents. The Contractor
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and all subcontractors used in connection with the construction of the
Improvements in the Affected Space shall be required to carry the insurance described in Section 6.7 of the Tenant Work Letter. Tenant's indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents.

         2.   Brokers. Each party represents and warrants to the other that no
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broker, agent or finder negotiated or was instrumental in negotiating or consummating this Amendment, other than Cushman & Wakefield and The CAC Group. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder's fee by any person or entity (other than the Brokers) who claims or alleges that they were retained or engaged by the indemnifying party or at the request of such party in connection with this Amendment.

         3.   Defaults. Tenant hereby represents and warrants to Landlord that,
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as of the date of this Amendment, Tenant is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that Tenant knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.

         4.   Signing Authority. Each person executing this Amendment on behalf
              -----------------
of Landlord and Tenant represents that such individual is authorized to do so.


         5.   No Further Modification. Except as set forth in this Amendment,
              -----------------------
all of the terms and provisions of the Lease shall apply with respect to the Second Expansion Space and shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the "Lease" shall refer to the Lease as amended by this Amendment.

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         IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

                                       "Landlord"

                                       WXI/SAN REALTY, L.L.C.,
                                       a Delaware limited liability company

                                       By:  MRC Properties VI, L.L.C.,
                                            a Delaware limited liability company

                                            By:  /s/ Ronald Mack
                                                 -------------------------------
                                                 Print Name:  Ronald Mack
                                                 -------------------------------
                                                 Its:  VICE PRESIDENT
                                                     ---------------------------

                                       "Tenant":

                                       PLUMTREE SOFTWARE, INC.
                                       a California corporation

                                       By:  /s/ Eric Borrmann
                                          --------------------------------------
                                       Print Name:  Eric Borrmann
                                                  ------------------------------
                                            Title:  Chief Financial Officer
                                                  ------------------------------

                                       By:  /s/ John Kunze
                                          --------------------------------------
                                       Print Name:  John Kunze
                                                  ------------------------------
                                            Title:  President & C.E.O.
                                                  ------------------------------

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